UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported) September 25, 2007

AUTOLIV, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other juris- diction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden

(Address of principal executive offices)

Registrant's telephone number, including area code 8-587 20 600

Not Applicable

(Former name or former address, if changed since last report)

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On September 25, 2007, Autoliv, Inc. (the "Company") issued a press release announcing that a U.S. appellate court would not reconsider the decision previously entered against Autoliv ASP Inc., a subsidiary of Autoliv Inc. The judgment requires Autoliv ASP to pay damages and interest to a former supplier. The aggregate amount could total approximately $36 million depending on the court’s calculation of post-judgment interest, which has not yet been made. As previously disclosed, Autoliv increased its provisions for legal disputes by $30 million during the second quarter of 2007. The provision is expected to cover the total judgment amount. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) EXHIBITS

99.1   Press Release of Autoliv, Inc. dated September 25, 2007 announcing that U.S. Court confirms Autoliv Supplier Verdict.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC. (Registrant)
Date September 25, 2007
/s/Lars A. Sjöbring Lars A. Sjöbring Vice President – Legal Affairs, General Counsel and Secretary